Exhibit 2.14

DÁTUM	2020 január 6.	DATED	6 January 2020

(1) ARCONIC-KÖFÉM SZÉKESFEHÉRVÁRI KÖNNYŰFÉMMŰ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG - és - (2) ARCONIC-KÖFÉM MILL PRODUCTS HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG	(1) ARCONIC-KÖFÉM SZÉKESFEHÉRVÁRI KÖNNYŰFÉMMŰ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG - and - (2) ARCONIC-KÖFÉM MILL PRODUCTS HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG

FÖLDHASZNÁLATI JOGOT SZABÁLYOZÓ SZERZŐDÉS a Székesfehérvár belterület 9820/15 helyrajzi szám alatt bejegyzett ingatlan vonatkozásában	LAND USE RIGHT AGREEMENT relating to the property registered under the land registry number Székesfehérvár urban zone 9820/15

TARTALOMJEGYZÉK	CONTENTS
1.FÖLDHASZNÁLATI JOG    5
2.A FÖLDHASZNÁLATI JOG TARTAMA ÉS MEGSZŰNÉSE    10
3.TÖRVÉNYEN ALAPULÓ ELŐVÁSÁRLÁSI JOG    10
4.ÉRTESÍTÉSEK    11
5.A SZERZŐDÉS MÓDOSÍTÁSA    13
6.RÉSZLEGES ÉRVÉNYTELENSÉG    13
7.JOG    13
8.JOGUTÓDLÁS    13
9.NYELV    13
10.MAGYAR JOGI SZEMÉLYEK    14
11.MEGHATALMAZÁS    14

1.LAND USE RIGHT    5
2.DURATION OF THE LAND USE RIGHT AND ITS EXPIRY    10
3.STATUTORY RIGHT OF FIRST REFUSAL    10
4.NOTICES    11
5.AMENDMENT    13
6.PARTIAL INVALIDITY    13
7.GOVERNING LAW    13
8.LEGAL SUCCESSION    13
9.GOVERNING LANGUAGE    13
10.HUNGARIAN LEGAL PERSONS    14
11.POWER OF ATTORNEY    14

A JELEN SZERZŐDÉS 2020. január 6. napján jött létre	THIS AGREEMENT is made on 6 January 2020
AZ ALÁBBI FELEK KÖZÖTT:	BETWEEN:
(1) ARCONIC-KÖFÉM SZÉKESFEHÉRVÁRI KÖNNYŰFÉMMŰ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG (SZÉKHELYE: 8000 SZÉKESFEHÉRVÁR, VERSECI U. 1-15.; CÉGJEGYZÉKSZÁMA: 07-09-001598; ADÓSZÁMA: 10584215-2-07; STATISZTIKAI SZÁMJELE: 10584215-2442-113-07) („ARCONIC”); ÉS

(1) ARCONIC-KÖFÉM SZÉKESFEHÉRVÁRI KÖNNYŰFÉMMŰ KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG (REGISTERED SEAT: 8000 SZÉKESFEHÉRVÁR, VERSECI U. 1-15.; COMPANY REGISTRATION NUMBER: 07-09-001598; TAX NUMBER: 10584215-2-07; STATISTICAL IDENTIFICATION NUMBER: 10584215-2442-113-07) („ARCONIC”); AND

(2) ARCONIC-KÖFÉM MILL PRODUCTS HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG (székhelye: 8000 Székesfehérvár, Verseci u. 1-15.; cégjegyzékszáma: 07-09-030481; adószáma: 27104705-2-07; statisztikai számjele: 27104705-2442-113-07) („Mill Products”)

(2) ARCONIC-KÖFÉM MILL PRODUCTS HUNGARY KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG (registered seat: 8000 Székesfehérvár, Verseci u. 1-15.; company registration number: 07-09-030481; tax number: 27104705-2-07; statistical identification number: 27104705-2442-113-07) („Mill Products”)

(Arconic és Mill Products megnevezése a továbbiakban külön-külön „Fél”, együttesen „Felek”).	(Arconic and Mill Producst are hereinafter individually referred to as a "Party" and collectively referred to as the "Parties").
ELŐZMÉNYEK:	BACKGROUND:
•
A Felek rögzítik, hogy az Arconic 46/100 arányú tulajdonát és a Mill Products 54/100 tulajdonát képezi az ingatlan-nyilvántartásban a Székesfehérvár belterület 9820/15 helyrajzi szám alatt bejegyzett ingatlan ("Telek Ingatlan").

•
The Parties record, that the Property registered under the land registry number Székesfehérvár urban zone 9820/15 ("Plot Property") is owned by Arconic in a 46/100 ratio and by Mill Products in a 54/100 ratio.

B    Az Arconic korábban kérelmet nyújtott be az illetékes ingatlan-nyilvántartási hatósághoz annak érdekében, hogy a Telek Ingatlanon található 66 darab felépítmény önálló ingatlanokként az ingatlan-nyilvántartásról szóló 1997. évi CXLI. törvény 12. § a) pontjának aa) alpontja és az ingatlan-nyilvántartásról szóló 1997. évi CXLI. törvény végrehajtásáról szóló 109/1999 (XII.29.) FVM rendelet 59. § (2) bekezdése alapján bejegyeztesse az ingatlan-nyilvántartásba. A felépítmények az Arconic kérelmének megfelelően a 2. sz. melléklet szerinti helyrajzi számok alatt önálló helyrajzi számmal rendelkező felépítményként az ingatlan-nyilvántartásba bejegyzésre kerültek (együttesen a „Felépítmények”).

B    Previously, Arconic submitted a request to the competent land registry office in order to have the 66 buildings on the Plot Property registered as separate properties in accordance with Section 12 point a) subpoint aa) of Act CXLI of 1997 on the land registry and Section 59 paragraph (2) of FVM Regulation no 109/1999 (XII.29.) on the implementation of Act CXLI of 1997 on the land registry. In accordance with Arconic's request, the buildings have been registered under the topographical lot numbers listed in Annex 2 in the land registry as buildings with separate land registry numbers (collectively the „Buildings”).

C    Az Arconic tagjai 2019. szeptember 9. napján kiválási szerződést kötöttek, amely alapján kiválás jogcímen a Mill Products mint jogutód megszerezte az Arconic-tól mint jogelődtől a Telek Ingatlan 54/100 tulajdoni hányadát, valamint a 3. sz. melléklet szerinti helyrajzi számú ingatlanok (a "Mill Products Felépítmények") kizárólagos tulajdonjogát. A Felépítmények közül a 4. sz. melléklet szerinti helyrajzi számú Felépítmények (az "Arconic Felépítmények") továbbra is az Arconic kizárólagos tulajdonában maradtak. A Felek rögzítik továbbá, hogy jelen Szerződés megkötésével egyidejűleg vagy ahhoz közeli időpontban (i) a Telek Ingatlan használatának megosztása tárgyában használati megosztási megállapodást (a "Használati Szerződés"); (ii) egyes közmű és egyéb szolgáltatások tárgyában pedig szolgáltatási szerződéseket (a "Szolgáltatási Szerződések") is szándékoznak kötni egymással.

C    The shareholders of Arconic signed a Demerger Deed dated 9 September 2019, according to which under the legal title of secession Mill Products, as the legal successor, acquired from Arconic, as legal predecessor, the 54/100 property ratio of the Plot Property, and the exclusive ownership of the properties registered under topographical lot numbers listed in Annex 3 (the "Mill Products Buildings"). The Buildings registered under topographical lot numbers listed in Annex 4 (the "Arconic Buildings") remain the exclusive property of Arconic. The Parties record that simultaneously with, or close in time to, the execution of this Agreement, they intend to sign (i) an agreement sharing the right of use of the Plot Property (the "Use Agreement"); and (ii) service contracts regarding certain public utilities and other services (the "Service Contracts").

D    Tekintettel arra, hogy a Telek Ingatlan a Felek közös tulajdonában áll, míg a Mill Products Felépítmények a Mill Products kizárólagos tulajdonában állnak , a Felek a Mill Products Felépítmények javára és a Telek Ingatlan terhére a törvény erejénél fogva létrejött földhasználati jogot a jelen Szerződésben kívánják szabályozni.

D    Considering that the Plot Property is in the joint ownership of the Parties, while the Mill Products Buildings are the exclusive properties of Mill Products, the Parties wish to regulate in this Agreement the land use right existing by virtue of law for the benefit of the Mill Products Buildings and encumbering the Plot Property.

A FELEK AZ ALÁBBIAKBAN ÁLLAPODNAK MEG:	IT IS AGREED:
• FÖLDHASZNÁLATI JOG	• LAND USE RIGHT
1.1    A Felek rögzítik, hogy a törvény erejénél fogva földhasználati jog („Földhasználati Jog”) áll fenn a 3. sz. mellékletben felsorolt Mill Products Felépítmények mindenkori tulajdonosa javára. Az egyes Mill Products Felépítmények Telek Ingatlanon belüli elhelyezkedését („Földhasználati Joggal Érintett Terület”) a jelen Szerződés 1. sz. mellékleteként csatolt vázrajz („Vázrajz”) mutatja. Az ingatlan-nyilvántartásról szóló 1997. évi CXLI. törvény végrehajtásáról szóló 109/1999 (XII.29.) FVM rendelet 9/A. § (2) bekezdésben foglaltaknak megfelelően a Földhasználati Jog gyakorlásának szabályozása körében a Felek a jelen Szerződésben foglaltaknak megfelelően állapodnak meg a Földhasználati Jog terjedelmében.

1.1    The Parties record that a land use right ("Land Use Right") exists, by virtue of law, in favour of the owner of the Mill Products Buildings as listed in Annex 3. The location of the Mill Products Buildings within the Plot Property ("Area Covered by the Land Use Right") is indicated on the layout ("Layout") attached to this Agreement as Annex 1. In accordance with Section 9/A paragraph (2) of FVM Regulation no 109/1999 (XII.29.) on the implementation of Act CXLI 1997 on the land registry the Parties regulate the Land Use Right in detail in this Agreement.

1.2    A Felek egyezően kijelentik, hogy a Földhasználati Jog gyakorlására vonatkozó szabályokat a jelen Szerződésben határozzák meg, melyre tekintettel kérik a Tisztelt Földhivatalt, hogy az ingatlan-nyilvántartásról szóló 1997. évi CXLI. törvény végrehajtásáról szóló 109/1999. (XII.29.) FVM rendelet 34. §-a alapján a földhasználati jog gyakorlása szerződéses szabályozásának tényét az ingatlan-nyilvántartásba a Telek Ingatlan és a Mill Products Felépítmények tulajdoni lapjain feljegyezni szíveskedjen, mely feljegyzéshez a Felek ezennel kifejezett, feltétlen és visszavonhatatlan hozzájárulásukat adják.

1.2    The Parties declare, that they set out the rules regulating the exercise of the Land Use Right in this Agreement, and therefore, they request the Honorable Land Registry Office to record the fact of the contractual regulation of the land use right on the title deeds of the Plot Property and the Mill Products Buildings in accordance with FVM Regulation no 109/1999. (XII.29.) on the implementation of Act CXLI of 1997 on the land registry, to which recording the Parties hereby grant their express, unconditional and irrevocable consent.

1.3    Addig a napig, amíg a Mill Products Felépítmények vagy azok bármelyike a Vázrajzon meghatározott területen áll, a Mill Products-nak, illetve a Mill Products Felépítmények mindenkori tulajdonosainak kizárólagos joguk van ahhoz, hogy a Földhasználati Joggal Érintett Területet és a Mill Products Felépítményeket használják, hasznosítsák, előnyeit élvezzék. A Mill Products Felépítményekkel kapcsolatos mindennemű költséget és kiadást a Mill Products és jogutódai viselnek.

1.3    Until the day the Mill Products Buildings or any of them stand on the area set out on the Layout, Mill Products and the then current owners of the Mill Products Buildings have the exclusive right to use, utilize and enjoy all benefits of the Area Covered by the Land Use Right and the Mill Products Buildings. Any costs and expenses associated with the Mill Products Buildings shall be borne by the Purchaser and its legal successors.

1.4 Átjárási jog	1.4 Right of way
(a)    A Felek ezennel megállapodnak, hogy a Mill Products Felépítmények és a Földhasználati Joggal Érintett Terület rendeltetésszerű használata által megkívánt mértékben a Mill Products Felépítmények mindenkori tulajdonosa, birtokosa és vendégei jogosultak a Telek Ingatlanon zavartalanul ingyenesen átjárni napi 24 (huszonnégy) órában, évi 365 (háromszázhatvanöt) napon.

(a)    The Parties hereby agree, that to the extent required for the proper use of the Mill Products Buildings and the Area Covered by the Land Use Right, the respective owners, possessors and guests of the Mill Products Buildings are entitled to pass through the Plot Property undisturbed, free of charge 24 (twenty-four) hours a day, 365 (three hundred and sixty-five) days a year.

(b)    A Felek megállapodnak abban, hogy a Mill Products Felépítmények mindenkori tulajdonosai, birtokosai és vendégei a (a) pont szerinti ingyenes átjárási jogot kizárólag a Telek Ingatlan mindenkori tulajdonosai, birtokosai és használói érdekeinek kíméletével, a Telek Ingatlanon és az Arconic Felépítményekben folytatott tevékenység szükségtelen zavarása nélkül gyakorolhatják. A Felek rögzítik, hogy a Telek Ingatlanon található közlekedési infrastruktúra karbantartása és javítása a Telek Ingatlan azon mindenkori tulajdonosának a kötelezettsége, akihez azt a Használati Szerződés telepíti.

(b)    The Parties agree, that the respective owners, possessors and guests of the Mill Products Buildings shall exercise their free of charge right of way granted in point (a) only with respecting the interests of the respective owners, possessors and users of the Plot Property, and without the unnecessary disturbance of the activity on the Plot Property and in the Arconic Buildings. The Parties record, that the maintenance and the service of the transport infrastructure on the Plot Property is the obligation of that respective owner of the Plot Property, to whom the Use Agreement allocates it.

1.5 Tűzvédelmi menekülési útvonal	1.5 Fire protection escape routes
(a)    A Felek a jogutódaikra is kiterjedő hatállyal ezennel megállapodnak, hogy a Mill Products Felépítmények tűzvédelmi jogszabályi és hatósági előírásoknak megfelelő menekülési útvonala biztosítása érdekében a Mill Products Felépítmények mindenkori tulajdonosai, birtokosai, használói jogosultak Telek Ingatlan közterületre nyíló legközelebbi kijáratához vezető útvonalat tűzvédelmi menekülési útvonal biztosítása céljából - a tűzvédelmi jogszabályi és hatósági előírásoknak való megfeleléshez és tűz valamint tűzvédelmi gyakorlat esetén meneküléshez (a "Menekülési Útvonal") a szükséges mértékben ingyenesen használni és azt igénybe venni.

(a)    The Parties, also binding their legal successors, agree, that in order to ensure an escape route for the Mill Products Buildings in compliance with the legal and regulatory fire protection provisions, the respective owners, possessors and users of the Mill Products Buildings are entitled to use and make use of the Plot Property's route leading to the nearest exit to a public area, free of charge and to the extent necessary, in order to ensure a fire protection escape route - to comply with the legal and regulatory fire protection provisions and for escaping in case of a fire or a fire drill ("Escape Route").

(b)    Az (a). pont alapján a Telek Ingatlan mindenkori tulajdonosai kötelesek minden tőlük ésszerűen elvárhatót megtenni annak érdekében, hogy a Menekülési Útvonal zavartalanul, és a jogszabályi és hatósági előírásoknak megfelelően a Mill Products Felépítmények számára biztosítottak legyenek. A Telek Ingatlan mindenkori tulajdonosai kötelesek bármely hatósági eljárásban a Mill Products Felépítmények mindenkori tulajdonosai kérésére írásban nyilatkozni arról, hogy a Mill Products Felépítmények mindenkori tulajdonosai, birtokosai, használói jogosultak a Menekülési Útvonalat a tűzvédelmi jogszabályi és hatósági előírásoknak való megfeleléshez szükséges mértékben ingyenesen használni és azt igénybe venni.

(b)    With respect to point (a) above, the owners of the Plot Property are obliged to take every step which could reasonably be required in order to secure and provide the Escape Route for the Mill Products Buildings without any disturbance and in compliance with the legal and regulatory provisions. The respective owners of the Plot Property are obliged to provide a written declaration in any administrative procedure, at the request of the respective owners of the Mill Products Buildings confirming that the respective owners, possessors and users of the Mill Products Buildings are entitled to use and make use of the Escape Route free of charge and to the extent necessary to comply with the legal and regulatory fire protection provisions.

1.6 A Mill Products Felépítmények közműellátásának biztosítása	1.6 Ensuring the public utility supply of the Mill Products Buildings
(a)    A Felek a jogutódaikra is kiterjedő hatállyal ezennel megállapodnak, hogy a Mill Products Felépítmények közműellátása biztosítása érdekében a Telek Ingatlan mindenkori tulajdonosai kötelesek lehetővé tenni, hogy a Mill Products Felépítmények azok mindenkori tulajdonosainak költségviselése mellett csatlakozzanak a Telek Ingatlanon található közműhálózatra, vagy amennyiben ez a Telek Ingatlan tulajdonosait ésszerűen nem zavarja a Telek Ingatlan használatában közvetlenül a közterületen található közműhálózatra. A Felek a jogutódaikra is kiterjedő hatállyal ezennel megállapodnak, hogy bármilyen a Mill Products Felépítmények tulajdonosai által létesítendő új közműkapcsolat (ideértve annak a Telek Ingatlanon áthaladó szakaszát is) engedélyezésének és kiépítésének költségét - ideértve különösen, de nem kizárólagosan, a közműfejlesztési hozzájárulások megfizetését - teljes egészében a Mill Products Felépítmények tulajdonosai kötelesek viselni. A kizárólagosan a Mill Products Felépítmények által használt közműhálózati elemek karbantartása és javítása a Mill Products Felépítmények mindenkori tulajdonosainak a kötelezettsége.

(a)    The Parties, also binding their legal successors, agree, that in order to ensure the public utility supply of the Mill Products Buildings, the respective owners of the Plot Property shall allow the Mill Products Buildings, with its respective owners bearing the costs, to connect to the utility supply of the Plot Property or if it does not reasonably disturb the owners of the Plot Property directly to the utilities provided located on public property adjacent to the Plot Property. The Parties, also binding their legal successors, agree, that the cost of the authorization and establishment of any new utility connection (including any new connection crossing the Plot Property) to be established by the owners of the Mill Products Buildings shall be borne by the owners of the Mill Products Buildings, including but not limited to the utility development fees. The maintenance and service of the public utility elements exclusively used by the Mill Products Buildings is the obligation of the respective owners of the Mill Products Buildings.

(b)    Az (a). pont alapján a Telek Ingatlan mindenkori tulajdonosai kötelesek minden ésszerűen elvárhatót megtenni annak érdekében, hogy az (a). pont szerinti közműhálózati használati jog a Mill Products Felépítmények mindenkori tulajdonosai számára biztosított legyen és az egyes csatlakozási pontokon keresztül a Mill Products Felépítmények működéséhez és használatához szükséges közműellátás folyamatosan megvalósulhasson. A Telek Ingatlan mindenkori tulajdonosai kötelesek bármely hatósági eljárásban a Mill Products Felépítmények mindenkori tulajdonosai kérésére írásban nyilatkozni arról, hogy a Mill Products Felépítmények mindenkori tulajdonosai a Telek Ingatlant és annak közműhálózatát a Mill Products Felépítmények közműellátásának biztosítása érdekében jogosultak ingyenesen használni és azokat igénybe venni. A Telek Ingatlan mindenkori tulajdonosai a Telek Ingatlan közműellátását biztosító épületrészeket, berendezéseket és közműhálózati elemeket nem jogosult elbontani (megszüntetni), a közműellátás megszűnését vagy akadályozását eredményező módon átalakítani.

(b)    With respect to point (a), the owners of the Plot Property are obliged to take every step which could reasonably be required to secure for the respective owners of the Mill Products Buildings the public utility right of use mentioned in point (a), and availability of the public utility connection points so that the Mill Products Buildings can be serviced with the required public utilities. The respective owners of the Plot Property are obliged to provide a written declaration in any administrative procedure, at the request of the respective owners of the Mill Products Buildings confirming that the respective owners of the Mill Products Buildings are entitled to use and make use of the Plot Property and its public utility networks free of charge to secure the public utilities supply of the Mill Products Buildings. The respective owners of the Plot Property are not entitled to dismantle (destroy) any part of the public utility networks of the Plot Property or to convert them in a way resulting in the cessation or the obstruction of the public utility supply of the Mill Products Buildings.

1.7    A Felek tudomásul veszik, hogy a Földhasználati Jog a Mill Products Felépítmények mindenkori tényleges tulajdonosát illeti meg és az a Mill Products Felépítményektől nem elválasztható. A Felek tudomásul veszik, hogy a Földhasználati Jog önállóan nem ruházható át.

1.7    The Parties acknowledge that the Land Use Right exists in favour of the respective, actual owner of the Mill Products Buildings and cannot be separated from the Mill Products Buildings. The Parties acknowledge that the Land Use Right cannot be transferred individually.

1.8    A Felek kötelezettséget vállalnak arra, hogy a jelen Szerződésben foglaltak érvényesülése érdekében a Telek Ingatlant illetve a Mill Products Felépítményeket csak úgy ruházzák át, vagy adják más birtokába, használatába, hogy a jelen Szerződésben foglaltakról az érintett ingatlan (vagy annak része) használatára bármely jogcímen jogosulttá váló új személyt megfelelően tájékoztatják és biztosítják, hogy az érintett személy a jelen szerződésben rögzített kötelezettségek tudomásulvételét a másik ingatlan tulajdonosa számára megerősítse.

1.8    The Parties undertake that in order for the provisions in this Agreement to prevail, they will sell, transfer possession or use of the Plot Property and the Mill Products Buildings only after properly informing the person, by any legal title, newly entitled to use the concerned property (or part of it) of the provisions of this Agreement and after ensuring that the person concerned confirms the acknowledgement of the obligations set forth in this Agreement to the owner of the other property.

1.9    Amennyiben a Földhasználati Jog gyakorlása szerződéses szabályozása tényének ingatlan-nyilvántartási feljegyzéshez további jognyilatkozatok szükségesek, a Felek kölcsönösen kötelesek ezeket a másik Fél felhívására késedelem és ellenszolgáltatás nélkül megtenni.

1.9    If further statements are necessary for the recording of the fact of the Land Use Right's contractual regulation, the Parties mutually shall provide these without delay and free of charge, at the request of the other Party.

1.10    A Felek megállapodnak, hogy a Mill Products Felépítmények mindenkori tulajdonosa a jelen Szerződés szerinti jogainak gyakorlása során köteles tartózkodni a Telek Ingatlan tulajdonosának, bérlőinek és használóinak szükségtelen zavarásától.

1.10    The Parties agree, that the respective owner of the Mill Products Buildings, when exercising its rights granted in this Agreement, shall refrain from the unnecessary disturbance of the Plot Property's owners, tenants and users.

2. A FÖLDHASZNÁLATI JOG TARTAMA ÉS MEGSZŰNÉSE	2. DURATION OF THE LAND USE RIGHT AND ITS EXPIRY
2.1 A jelen Szerződés annak mindkét Fél általi aláírásával lép hatályba.	2.1 This Agreement enters into force upon its execution by both Parties.
2.2 A Földhasználati Jog az egyes Mill Products Felépítmények tekintetében az adott Mill Products Felépítmény fennállásáig áll fenn.	2.2 The Land Use Right with regard to a Mill Products Buildings persists until the Mill Products Buildings stand on the Plot Property.
2.3    A Felek kötelezettséget vállalnak arra, hogy a Földhasználati Jog megszűnésekor megtesznek minden ahhoz szükséges intézkedést és kiadnak minden olyan nyilatkozatot, amely ahhoz szükséges, hogy a Földhasználati Jog és a földhasználati jog gyakorlása szerződéses szabályozásának ténye az ingatlan-nyilvántartásból törlésre kerüljön.

2.3    The Parties undertake that in the event of the Land Use Right's expiry, they will take every measure and issue every statement necessary to remove the Land Use Right and the fact of the contractual regulation of the land use right's exercise from the land registry.

3. TÖRVÉNYEN ALAPULÓ ELŐVÁSÁRLÁSI JOG	3. STATUTORY RIGHT OF FIRST REFUSAL
3.1    A Felek tudomással bírnak arról, hogy a Polgári Törvénykönyvről szóló 2013. évi V. törvény („Ptk.”) 5:20. §-a szerint a Földhasználati Jogra tekintettel a Telek Ingatlan mindenkori tulajdonosait a Mill Products Felépítményekre, míg a Mill Products Felépítmények mindenkori tulajdonosait a Telek Ingatlanra elővásárlási jog illeti meg (az "Elővásárlási Jog").

3.1    The Parties are aware that, according to section 5:20 of Act V of 2013 on the Civil Code, with regard to the Land Use Right the respective owners of the Plot Property are entitled to a right of first refusal on the Mill Products Buildings, while the respective owners of the Mill Products Buildings are entitled to a right of first refusal on the Plot Property (the "Right of First Refusal").

3.2 Az Elővásárlási Jog gyakorlása tekintetében a Felek az alábbiakban állapodnak meg:	3.2 Regarding the exercise of the Right of First Refusal, the Parties agree as follows:
(a)    Az elővásárlási jog gyakorlására felhívó nyilatkozatot a kötelezett Félnek írásban kell eljuttatnia a jogosult Fél (Felek) közhiteles nyilvántartás(ok)ból kitűnő székhelyére, csatolva a vételi ajánlatot tett harmadik személy által és a Kötelezett Fél által is jóváhagyott, az adásvételi szerződés tervezetét vagy az adásvételre vonatkozó lényeges elemeket tartalmazó vételi szándéknyilatkozatot;

(a)    The obliged Party shall send the notice calling on the beneficiary Party to exercise its right of first refusal to the beneficiary Party's (Parties') seat(s) indicated in official public register(s), attaching either the the SPA approved by the obliged Party and the third party making an offer or a letter of intent issued by the third party making an offer and containing the main terms of the sale and purchase;

(b)    A jogosult Fél az elővásárlási jogát a kötelezett Fél nyilatkozatának kézhezvételétől számított 30 napon belül jogosult írásban megtenni, oly módon, hogy az elővásárlási jogot gyakorló nyilatkozatát ezen 30 napos határidőn belül írásban köteles eljuttatni a kötelezett Fél közhiteles nyilvántartás(ok)ból kitűnő székhelyére.

(b)    Within 30 days of receiving the obliged Party's statement, the beneficiary Party shall exercise its right of first refusal in written form and in such way, that it shall send its statement, exercising the right of first refusal, within these 30 days in written form to the obliged Party's seat indicated in official public register(s).

(c)    Az elővásárlási jog gyakorlásáról való lemondásnak kell tekinteni, ha a jogosult Fél a fenti 30 napos határidőn belül nem juttatja el az elővásárlási jog gyakorlásáról szóló nyilatkozatár a kötelezett Fél közhiteles nyilvántartás(ok)ból kitűnő székhelyére.

(c)    Should the entitled Party fail to send its statement about the exercise of the right of first refusal within the 30 days mentioned above to the obliged Party's seat indicated in official public register(s), it shall be deemed as a waiver of the Right of First Refusal.

4. ÉRTESÍTÉSEK	4. NOTICES
4.1    A jelen Szerződésben meghatározott, és az annak alapján küldendő értesítéseket, felhívásokat írásba kell foglalni és a Felek közhiteles nyilvántartás(ok)ból kitűnő mindenkori székhelyére kell megküldeni átvételi elismervénnyel igazolt közvetlen kézbesítés vagy tértivevényes ajánlott levél útján.

4.1    Notices defined and to be sent under this Agreement shall be made in writing and sent through personal delivery with a signed confirmation of receipt or in the form of registered mail with acknowledgement of receipt requested, to the Parties' respective registered seats indicated in official public registers.

4.2 A Felek az egymással való kapcsolattartásra a következő személyeket jelölik ki:	4.2 The Parties appoint the following contact person:
Az Arconic részéről: Szabó Ferenc
Cím: 8000 Székesfehérvár, Verseci utca 1-15.
E-mail: ferenc.szabo@howmet.com
A Mill Products részéről: Varga Zsuzsa
Cím: 8000 Székesfehérvár, Verseci utca 1-15.
E-mail: zsuzsa.varga@arconic.com

On behalf of Arconic: Ferenc Szabó
Address: 8000 Székesfehérvár, Verseci utca 1-15.
E-mail: ferenc.szabo@howmet.com
On behalf of Mill Products: Zsuzsa Varga
Address: 8000 Székesfehérvár, Verseci utca 1-15.
E-mail: zsuzsa.varga@arconic.com

4.3    A Felek részére elküldött értesítést a következő időpontokban kell kézbesítettnek tekinteni: (i) személyes kézbesítés esetén akkor, amikor a küldeményt az adott Félnek átadják; (ii) postázás esetén az igazolt kézbesítéskor azzal, hogy az értesítést akkor is kézbesítettnek kell tekinteni, ha a tértivevény „átvételt megtagadta”, „nem kereste”, „elköltözött”, illetve „ismeretlen” vagy ezekkel egyenértékű egyéb jelzéssel érkezik vissza. Ha a személyes vagy futár útján történő kézbesítés a fenti címen a munkanapokon 9-16 óráig azért volt sikertelen, mert a címzett nem volt elérhető vagy a küldemény átvételét megtagadta, a küldeményt a kézbesítés megkísérlésének napját követő munkanapon kell kézbesítettnek tekinteni. Az e-mail útján közölt értesítés nem minősül írásbeli közlésnek, és semmilyen körülmények között nem válik joghatályossá.

4.3    Notice sent to a Party shall be deemed delivered when: (i) it is delivered to the given party in case of personal delivery; (ii) acknowledged by the receipt in case of delivery by post. Notices shall be deemed delivered even if the acknowledgement of receipt is returned with any of the indications "refused", "unclaimed", "moved", "unknown" or any equivalent indication. If the delivery was unsuccessful at the addresses above on working days between 9 am and 16 pm because the recipient was not available or refused the reception of the consignment, the consignment shall be deemed to be delivered on the working day after the day of the attempted delivery. Notices delivered by email shall not be considered as written notices and shall not be effective under any circumstances.

5. A SZERZŐDÉS MÓDOSÍTÁSA	5. AMENDMENT
A jelen Szerződés csak akkor módosítható, ha a módosítást mindkét Fél írásban elfogadja.	This Agreement may only be amended by both parties in writing.
6. RÉSZLEGES ÉRVÉNYTELENSÉG	6. PARTIAL INVALIDITY
Amennyiben a jelen Szerződés valamely rendelkezését részben vagy egészben jogellenesnek, érvénytelennek vagy végrehajthatatlannak nyilvánítják, az semmilyen módon sem befolyásolja vagy érinti hátrányosan a jelen Szerződés többi rendelkezésének jogszerűségét, érvényességét és végrehajthatóságát.

Should any provision of this Agreement be partially or entirely declared illegal, invalid or unenforceable, it does not in any way influence or adversely affect the legality, validity or enforceability of this Agreement's remaining provisions.

7. JOG	7. GOVERNING LAW
A jelen Szerződés és az abból eredő vagy azzal összefüggő valamennyi kérdésre (beleértve korlátozás nélkül bármely szerződéses vagy nem szerződésen alapuló kötelezettséget) Magyarország joga alkalmazandó és a Szerződés annak alapján értelmezendő, azzal hogy a Felek kizárják bármely olyan kollíziós jogszabály alkalmazását, amely Magyarországon kívül bármely más jogrendszer szabályainak alkalmazását eredményezné.

This Agreement and all the questions resulting from or in connection with it (including, without limitation, any contractual or non-contractual obligation) are governed by Hungarian law and the Agreement shall be interpreted according to it, with the proviso, that the Parties exclude the application of any conflict-of-law rules which would result in the application of any other other legal system other than the Hungarian.

8. JOGUTÓDLÁS	8. LEGAL SUCCESSION
A jelen Szerződés hasznai és terhei a Felek jogutódaira és engedményeseire átszállnak, és azokat közvetlenül jogosítják és kötelezik.	The rights and obligations under this Agreement transfer, give entitlement to and oblige directly the Parties' legal successors and assignees.
9. NYELV	9. GOVERNING LANGUAGE
A jelen Szerződést a Felek magyar és angol nyelven írták alá, a két változat közötti eltérés esetén a magyar nyelvű változat az irányadó.	The Parties signed this Agreement in Hungarian and English; if there is any contradiction between the two versions then the Hungarian version shall prevail.
10. MAGYAR JOGI SZEMÉLYEK	10. HUNGARIAN LEGAL PERSONS
Az Arconic kijelenti, hogy Magyarország területén jogszerűen bejegyzett gazdasági társaság és a jelen Szerződés megkötéséhez való jogosultsága semmilyen korlátozás alá nem esik. A Mill Products kijelenti, hogy Magyarország területén jogszerűen bejegyzett gazdasági társaság és a jelen Szerződés megkötéséhez való jogosultsága semmilyen korlátozás alá nem esik.

The Arconic declares, that it is a legally registered business association in Hungary and its right to sign this Agreement is not subject to any restriction. The Mill Products declares, that it is a legally registered business association in Hungary and its right to sign this Agreement is not subject to any restriction.

11. MEGHATALMAZÁS	11. POWER OF ATTORNEY
A Felek meghatalmazzák a DLA Piper Posztl, Nemescsói, Györfi-Tóth és Társai Ügyvédi Irodát (székhely: 1124 Budapest, Csörsz u. 49-51.; eljáró ügyvéd: dr. Fehér Helga) a jelen Szerződés elkészítésével és ellenjegyzésével és a Felek illetékes földhivatal előtt történő képviseletével.

The Parties authorize DLA Piper Posztl, Nemescsói, Györfi-Tóth & Partners Law Firm (registered seat: 1124 Budapest, Csörsz u. 49-51.; acting attorney-at-law: dr. Helga Fehér) to prepare and countersign this Agreement, and to represent the Parties before the competent Land Registry Office.

A Felek kijelentik, hogy a jelen Szerződésben foglaltak az akaratuknak minden tekintetben megfelelnek.	The Parties declare, that the content of this Agreement corresponds with their contractual will in all respects.
Mellékletek:	Annexes:
1. sz. melléklet: Vázrajz
2. sz. melléklet: A Telek Ingatlanon található Felépítmények helyrajzi számai
3. sz. melléklet: A Mill Products Felépítmények helyrajzi számai
4. sz. melléklet: Az Arconic Felépítmények helyrajzi számai

Annex 1: Layout
Annex 2: Topographical lot numbers of the Buildings on the Plot Property
Annex 3: Topographical lot numbers of the Mill Products Buildings
Annex 4: Topographical lot numbers of the Arconic Buildings

[ Aláírások a következő oldalon. ]

[ Signatures on next page. ]

Székesfehérvár, 2020. január 6. napján	Székesfehérvár, 6 January 2020
______________________________________ Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság Jogelőd és kötelezett képviseli: Katus István Gábor, ügyvezető	______________________________________ Arconic-Köfém Székesfehérvári Könnyűfémmű Korlátolt Felelősségű Társaság Legal predecessor and obligor Represented by: István Gábor Katus, managing director
______________________________________ Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság Jogutód és jogosult Képviseli: Gábor Balázs, ügyvezető	______________________________________ Arconic-Köfém Mill Products Hungary Korlátolt Felelősségű Társaság Legal successor and right-holder Represented by: Balázs Gábor, managing director
A fenti 11. pontban foglalt meghatalmazást elfogadom és a jelen Szerződést ellenjegyzem, Székesfehérváron, 2020. január 6. napján:	I accept the power of attorney in point 11. And countersign this Agreement, in Székesfehérvár, 6 January 2020
____________________________ dr. Fehér Helga Ügyvéd KASZ: 36059892	____________________________ dr. Helga Fehér Attorney at Law Bar Associaton Number: 36059892

_________________________ Arconic-Köfém Kft. Jogelőd és kötelezett / Legal predecessor and obligor képviseli / represented by: Katus István Gábor beosztás / position: ügyvezető / managing director

_________________________
Arconic-Köfém
Mill Products Hungary Kft.
Jogutód és jogosult / Legal successor and right-holder
képviseli / represented by: Gábor Balázs
beosztás / position: ügyvezető / managing director

_________________________
dr. Fehér Helga
Ellenjegyző ügyvéd / Countersigning attorney
Kamarai azonosítószám (KASZ) / Bar reg. no.: 36059892
DLA Piper Posztl, Nemescsói, Györfi-Tóth és Társai Ügyvédi Iroda

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